UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2008

Affinia Group Intermediate Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2008, Affinia Group Inc. (“Affinia”) entered into a Shares Transfer Agreement (“Agreement”) with Mr. Zhang Haibo for the purchase by Affinia of 85% of the equity interests (the “Acquired Shares”) in HBM Investment Limited (“HBM”). HBM is the sole owner of Longkou Haimeng Machinery Company Limited, a drum and rotor manufacturing company located in Longkou City, China. Affinia has agreed to pay $49.2 million for the Acquired Shares, subject to satisfaction of certain conditions precedent and certain post-closing purchase price adjustments. The transaction is expected to be completed in the third quarter of 2008. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The forgoing summary is qualified in its entirety by reference to the Agreement. On July 1, 2008 Affinia issued a press release regarding the transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Shares Transfer Agreement between Zhang Haibo and Affinia Group Inc. dated June 30, 2008, furnished herewith.

99.1	Press Release of Affinia Group Inc. issued July 1, 2008 announcing Affinia’s investment in HBM Investment Limited, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: July 1, 2008	By:	/s/ Steven E. Keller
	Name:	Steven E. Keller
	Title:	General Counsel

EXHIBIT INDEX

10.1	Shares Transfer Agreement between Zhang Haibo and Affinia Group Inc. dated June 30, 2008, furnished herewith.

99.1	Press Release of Affinia Group Inc. issued July 1, 2008 announcing Affinia’s investment in HBM Investment Limited, furnished herewith.

4